As filed with the Securities and Exchange Commission on October 24, 2002
                                               Registration No.______________


                       SECURITIES AND EXCHANGE COMMISSION
                                  ____________

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ___________

                            CONSOLIDATED ENERGY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Wyoming                           3630                    86-0852222
--------------------------------------------------------------------------------
(State or Other Jurisdiction of (Primary Standard Industrial (I.R.S. Employer Incorporation or Organization) Classification Code Number Identification No.)

                              9900 West Sample Road
                                    Suite 300
                          Coral Springs, Florida 33065
                    (Address of Principal Executive Offices)

                              2002 STOCK AWARD PLAN
                            (Full Title of the Plan)

                               Ina P. Kagel, Esq.
                             1801 Century Park East
                                   Suite 2500
                          Los Angeles, California 90067
                                 (310) 553-9009
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

|---------------------------------------------------------------------------------------------------------------|
|Title of Securities  | Amount to        | Proposed Maximum            | Proposed Maximum      |  Amount of     |
|to be Registed       | be Registered    | Offering Price Per Share(1) | Aggregate Offering    |  Registration  |
|                     |                  |                             | Price (1)             |  Fee           |
|---------------------------------------------------------------------------------------------------------------|
|Common Stock         | 2,000,000 shares |       $.10                  |     $200,000          |   $18.40       |
|---------------------------------------------------------------------------------------------------------------|
|                     |                  |                             |                       | Total $18.40   |
|---------------------------------------------------------------------------------------------------------------|

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h).d


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

                               ___________________



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in this Part I are being separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1).

                                     PART II

     Item 3. Incorporation of Documents by Reference.

     The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement . All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          (a)  The Registrant's most recent report on Form 10-KSB.

          (b) All other reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the above-referenced report.

     Item 4. Description of Securities.

          Not applicable.

     Item 5. Interest of Named Experts and Counsel.

          Not applicable.

     Item 6. Indemnification of Directors and Officers.

     Reference is made to Item 5. Indemnification of Directors and Officers, appearing in Part II of the Registrant's registration statement on Form 10-SB,
Article VII of the Registrant's Certificate of Incorporation and Article VIII of the Registrant's By-laws.

     Item 7. Exemption From Registration Claimed.

          Not applicable.

     Item 8. Exhibits.

          Exhibit Numbers
          ---------------

          5. Opinion of Ina P. Kagel, Esq.

          10.1 2002 Stock Award Plan

          24.1 Consent of Ina P. Kagel, Esq. (included in Exhibit 5).

          24.2 Consent of Independent Certified Public Accountants.

     Item 9. Undertakings.


          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities at that time shall therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit Number
--------------

5    Opinion of Ina P. Kagel, Esq.

10.1 2002 Stock Award Plan

24.1 Consent of Ina P. Kagel, Esq. (included in Exhibit 5)

24.2 Consent of Independent Certified Public Accountant.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Indianapolis, Indiana on this 21st day of October, 2002.



                                                       CONSOLIDATED ENERGY, INC.



                                                      By:     /s/ David Guthrie
                                                      --------------------------
                                                                  DAVID GUTHRIE,
                                                                  President